Exhibit 99.1

Depomed Reports Record Fourth Quarter and Full Year 2015 Financial Results

- Record full year 2015 net product sales of $342 million, up 200% year-over-year -

- Record fourth quarter net product sales of $111 million, up 228% year-over-year -

- NUCYNTA® fourth quarter net sales of $68 million -

- 2016 revenue guidance of $485 to $525 million -

- Conference call scheduled for today at 4:30 PM EST; Dial in information below -

NEWARK, CA. February 22, 2016 - Depomed, Inc. (Nasdaq: DEPO) today reported financial results and highlighted operational achievements for the quarter and twelve months ended December 31, 2015 and provided 2016 guidance.

“2015 was an exceptional year for Depomed as the company executed on its key growth strategies, delivered record sales and integrated two important acquisitions, creating one of the most differentiated pain portfolios in the industry,” said Jim Schoeneck, President and CEO of Depomed. “Our flagship franchise, NUCYNTA, continues to exceed our expectations and delivered quarterly net sales of $68 million. Our portfolio is performing well with NUCYNTA ER, Gralise, Cambia, and Lazanda achieving all-time high prescription volumes in December. With a business that is strong and continues to grow, we are projecting full year 2016 revenue in the range of $485 to $525 million.  Depomed is in a great position with strong organic growth and sales compounded annual growth rate of 132% since 2012. We are committed to building on this success, driving growth across the existing portfolio and continuing to seek acquisition opportunities to deliver long-term shareholder value.”

Business and Financial Highlights Demonstrate Successful Execution of Growth Strategy

•                  Record full year net product sales for 2015 were $342 million, an increase of 200% compared to $114 million for full year 2014

•                  Full year non-GAAP adjusted earnings of $48 million, or $0.70 per share; non-GAAP adjusted earnings includes a reduction of $10 million, or $0.13 cents per share related to the tax treatment of the cebranopadol transaction, which closed in December

•                  Full year non-GAAP adjusted EBITDA of $111 million

•                  Fourth quarter 2015 net product sales were a record $111 million, an increase of 228% compared to $34 million for fourth quarter of 2014

•                  NUCYNTA franchise recorded fourth quarter net sales of $68 million

•                  Fourth quarter ending cash was $210 million; cash generated during the quarter was $60 million and $167 million for the first nine months since the close of the NUCYNTA acquisition, in both cases before payment of the $25 million cebranopadol licensing fee in December

•                  Quarterly non-GAAP adjusted earnings of $11 million, or $0.16 per share; non-GAAP adjusted earnings includes a reduction of $10 million, or $0.13 cents per share related to the tax treatment of the cebranopadol transaction

•                  Quarterly non-GAAP adjusted EBITDA of $39 million

•                  Acquisition of cebranopadol, a novel, late-stage, first-in-class analgesic in development for the treatment of chronic nociceptive and neuropathic pain

•                  Company prevailed on all disputed claim constructions in the Markman ruling in NUCYNTA and NUCYNTA ER patent litigation

Portfolio Delivering Record Prescription Volume

NUCYNTA (tapentadol and tapentadol extended release) growth continues to accelerate

•                  Fourth quarter net sales of $68 million, a 55% increase over the $44 million sold by Janssen in fourth quarter 2014

•                  Net sales of $190 million since acquisition of NUCYNTA on April 2, 2015

•                  NUCYNTA ER December year-over-year prescription volume growth of 20.7% (1)

•                  NUCYNTA ER record all-time high prescription volume of over 30,000 reached in December (1)

Gralise® (gabapentin)

•                  Full-year net sales of $81 million, an increase of 34% compared to $60 million in 2014

•                  Fourth quarter net sales were a record $22 million, an increase of 20% compared to $18 million in the same period last year

•                  2015 total prescriptions of over 327,000, an increase of 13% over 2014(1)

•                  Record all-time monthly high prescription volume of over 29,000 reached in December (1)

Cambia® (diclofenac potassium for oral solution)

•                  Full-year net sales of $27.4 million, an increase of 26% compared to $21.7 million in 2014

•                  Fourth quarter 2015 net sales were a record $8.2 million, an increase of 30% compared to $6.3 million in the same period last year

•                  2015 total prescriptions of over 136,000, an increase of 28% over 2014 (1)

•                  Record all-time monthly high prescription volume of over 13,000 reached in December (1)

Lazanda® (fentanyl) Nasal Spray (CII)

•                  Full-year net sales of $17.7 million, an increase of 154% compared to $7.0 million in 2014

•                  Fourth quarter net sales of $5.2 million, an increase of 96% compared to $2.7 million in the same period last year

•                  Total bottles for the full year were over 71,000, an increase of 138% over 2014 (1)

•                  Record all-time monthly high volume of over 7,000 bottles reached in December (1)

(1)  Source: SHA PHAST Legacy

REVENUES (GAAP BASIS)

(in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015		2014

Product sales, net:
Nucynta products	$68,260	$—	$189,853	(1)	$—
Gralise	21,737	18,110	81,054		60,411
Cambia	8,157	6,266	27,426		21,681
Lazanda	5,236	2,665	17,712		6,972
Zipsor	7,668	6,843	25,705		25,155
Total product sales, net	111,059	33,884	341,750		114,219

Royalties	$113	$526	$985		$1,821

License and other revenue:
Mallinckrodt	$—	$—	$—		$15,000
Other	—	13,235	—		16,515
Total license and other revenue	—	13,235	—		31,515

Non-cash PDL royalty revenue	$—	$146,956	$—		$242,808

Total revenues (GAAP Basis)	$111,172	$194,601	$342,735		$390,363

(1) Nucynta acquisition closed in April 2015, and the results reflect nine-months of sales in 2015.

Accounting for cebranopadol and tax treatment

In the fourth quarter of 2015, the Company recognized $55 million of acquired in-process R&D expense and a $30 million non-cash gain on settlement related to the acquisition of cebranopadol.  The consideration the Company paid included a release of patent litigation against Endo Pharmaceuticals, Inc., for which Grünenthal was responsible in damages, a limited covenant not to sue and a $25 million payment.  For accounting purposes, the Company performed a valuation analysis on the release and the covenant not to sue, which resulted in a probability adjusted valuation of approximately $30 million.

On a tax basis, the Company recognized the $30 million gain on settlement as taxable income in the fourth quarter, however, the $55 million in acquired in-process R&D expense will be amortized over 15 years from the date of acquisition.  The recognition of the $30 million gain on settlement in its entirety with minimal expense offset in 2015 on a tax basis had the effect of reducing the expected tax benefit for 2015 by $10 million and correspondingly reduced non-GAAP adjusted earnings by $10 million, or 13 cents per share for the fourth quarter and full year 2015.

2016 Financial Outlook

As of February 22, 2016, Depomed is providing its financial outlook for total revenue, non-GAAP SG&A expense, non-GAAP R&D expense, non-GAAP adjusted earnings and non-GAAP adjusted EBITDA for the full year 2016:

2016 Guidance
Total Revenue	$485 to $525 million
Total Non-GAAP SG&A Expense	$180 to $195 million
Total Non-GAAP R&D Expense	$30 to $40 million
Non-GAAP Adjusted Earnings	$95 to $115 million
Non-GAAP Adjusted EBITDA	$175 to $205 million

Non-GAAP Financial Measures

In this press release, Depomed includes information about non-GAAP adjusted earnings, non-GAAP adjusted earnings per share and non-GAAP adjusted EBITDA, non-GAAP financial measures, as useful operating metrics for the three and twelve month periods ended December 31, 2015 and 2014 and its full year 2016 financial outlook. The Company believes that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provides supplementary information to investors. The Company uses these non-GAAP financial measures in connection with its own planning and forecasting purposes and for measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted earnings and non-GAAP adjusted earnings per share are not based on any standardized methodology prescribed by GAAP and represent GAAP net income (loss) and GAAP earnings (loss) per share adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) non-cash interest expense on the liability related to the sale of future royalties and milestones to PDL, (3) amortization, IPR&D and non-cash adjustments related to product acquisitions, (4) stock-based compensation expense, (5) non-cash interest expense related to debt, (6) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid, (7) adjustments associated with legal settlements, and to adjust (8) the income tax provision to reflect the estimated amounts payable or receivable in cash. Non-GAAP adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and represents GAAP net income (loss) adjusted to exclude (1) non-cash PDL royalty revenue, net of related costs, (2) interest income (3) interest expense, (4) amortization, IPR&D and non-cash adjustments related to product acquisitions, (5) stock-based compensation expense, (6) depreciation, (7) taxes, (8) adjustments related to legal settlements, (9) costs associated with the Company’s defense against the Horizon Pharma hostile takeover bid and (10) transaction costs associated with product acquisitions. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Conference Call

Depomed will host a conference call today, Monday, February 22nd, beginning at 4:30 p.m. EST (1:30 p.m. PST) to discuss its results. Participants can access the call by dialing 877-317-6789 (United States) or 412-317-6789 (international). The conference call will also be available via a live webcast on the investor relations section of Depomed’s website at http://www.Depomed.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

Analyst and Investor Day

Depomed will hold an Analyst and Investor Day in New York City on Wednesday, March 23, 2016 from 9:00 a.m. EDT — 11:30 a.m. EDT (6:00 a.m. PDT — 8:30 a.m. PDT). The event will provide a business overview including a review of the marketed products and the development-stage product pipeline. Space is limited and attendance is by invitation only.  The presentations, as well as the question and answer session, will be webcast and will be accessible via the Investor Relations page of the Depomed website at www.depomed.com.

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2016 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT:
Christopher Keenan
VP, Investor Relations and Corporate Communications
Depomed, Inc.
510-744-8000
ckeenan@depomed.com

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenues:
Product sales, net	$111,059	$33,884	$341,750	$114,219
Royalties	113	526	985	1,821
License and other revenue	—	13,235	—	31,515
Non-cash PDL royalty revenue	—	146,956	—	242,808
Total revenues	111,172	194,601	342,735	390,363

Costs and expenses:
Cost of sales	21,007	3,246	67,898	15,146
Research and development expense	6,340	2,033	17,541	7,116
Acquired in-process research and development	54,900	—	54,900	—
Selling, general and administrative expense	58,337	28,960	199,352	121,126
Amortization of intangible assets	27,060	2,540	83,344	10,161
Gain on settlement agreement	(29,900)	—	(29,900)	—
Total costs and expenses	137,744	36,779	393,135	153,549

Income from operations	(26,572)	157,822	(50,400)	236,814
Other income (expense)	417	145	599	215
Interest expense	(22,701)	(6,122)	(73,436)	(9,275)
Non-cash interest expense on PDL liability	—	—	—	(14,646)
Benefit from (provision for) income taxes	18,189	(57,222)	47,499	(81,346)
Net income (loss)	$(30,667)	$94,623	$(75,738)	$131,762

Basic net income (loss) per share	$(0.51)	$1.61	$(1.26)	$2.26
Diluted net income (loss) per share	$(0.51)	$1.23	$(1.26)	$2.05

Shares used in calculating basic net income per share	60,580	58,933	60,117	58,293
Shares used in calculating diluted net income per share	60,580	79,410	60,117	66,307

Diluted net income per share calculation:
Net income	(30,667)	94,623	(75,738)	131,762
Add interest expense on convertible debt, net of tax (1)	—	3,420	—	4,256
Numerator:	(30,667)	98,043	(75,738)	136,018

Weighted average basic shares	60,580	58,933	60,117	58,293
Dilutive stock options and equivalents	—	2,546	—	2,463
Convertible debt (1)	—	17,931	—	5,551
Denominator:	60,580	79,410	60,117	66,307
Diluted net income per share:	$(0.51)	$1.23	$(1.26)	$2.05

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  There was no add-back of interest expense or additional dilutive shares related to the convertible debt for the three and twelve months ended December 31, 2015 as the effect is anti-dilutive.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2015	2014
	(unaudited)

Cash, cash equivalents and marketable securities	$209,768	$566,402
Accounts receivable	71,687	28,078
Inventories	10,494	8,456
Income taxes receivable	6,358	4,030
Property and equipment, net	14,794	7,055
Intangible assets, net	1,008,994	72,361
Deferred tax assets	22,995	9,601
Prepaid and other assets	18,342	15,082
Total assets	$1,363,432	$711,065

Accounts payable and accrued liabilities	$196,794	$52,686
Senior notes	563,473	—
Convertible notes	243,035	229,891
Contingent consideration liability	14,971	14,252
Deferred tax liabilities	—	32,589
Other liabilities	30,104	17,200
Shareholders’ equity	315,055	364,447
Total liabilities and shareholders’ equity	$1,363,432	$711,065

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EARNINGS

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(30,667)	$94,623	$(75,738)	$131,762
Non-cash PDL royalties, net of related costs	—	(146,956)	—	(241,714)
Non-cash interest expense on PDL liability	—	—	—	14,646
Non-cash interest expense on debt	4,173	3,375	15,630	4,200
Intangible amortization related to product acquisitions	27,060	2,540	83,344	10,161
Inventory step-up related to product acquisitions	35	118	6,023	3,902
Product sales benefit related to product acquisitions	(488)	—	9,977	—
Contingent consideration related to product acquisitions	652	1,007	(1,377)	2,792
Stock based compensation	4,531	2,433	14,228	8,930
Non-cash income tax adjustment	(27,845)	57,222	(41,137)	81,345
Acquired in process research and development	54,900	—	54,900	—
Gain on settlement agreement	(29,900)	—	(29,900)	—
Horizon defense costs	8,249	—	11,869	—
Non-GAAP adjusted earnings	$10,700	$14,362	$47,820	$16,024
Add interest expense of convertible debt, net of tax (1)	2,156	2,156	8,624	—
Numerator	$12,856	$16,518	$56,444	$16,024
Shares used in calculation (1)	81,023	79,410	81,099	66,307
Non-GAAP adjusted earnings per share (1)	$0.16	$0.21	$0.70	$0.26

(1) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.  There was no add-back of interest expense or additional dilutive shares related to the convertible debt for the twelve months ended December 31, 2014, as the effect is anti-dilutive.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

GAAP net income (loss)	$(30,667)	$94,623	$(75,738)	$131,762
Non-cash PDL royalties, net of related costs	—	(146,956)	—	(241,714)
Intangible amortization related to product acquisitions	27,060	2,540	83,344	10,161
Inventory step-up related to product acquisitions	35	118	6,023	3,902
Product sales benefit related to product acquisitions	(488)	—	9,977	—
Contingent consideration related to product acquisitions	652	1,007	(1,377)	2,792
Glumetza license revenue adjustment	—	(13,235)	—	(13,235)
Stock based compensation	4,531	2,433	14,228	8,930
Interest income (other)	(417)	(145)	(599)	(215)
Interest expense	22,091	5,532	71,129	21,547
Depreciation	661	425	2,390	1,868
Provision (benefit) from income taxes	(18,189)	57,222	(47,499)	81,346
Horizon defense costs	8,249	—	11,869	—
Acquired in process research and development	54,900	—	54,900	—
Gain on settlement agreement	(29,900)	—	(29,900)	—
Transaction costs	189	—	12,456	—
Non-GAAP adjusted EBITDA	$38,707	$3,564	$111,203	$7,144

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(in thousands)

(unaudited)

	Three Months Ended				Three Months Ended
	December 31, 2015				December 31, 2014
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Total revenues	111,172	(488	)(a)	110,684	194,601	(146,956	)(a)	47,645
Cost of sales	21,007	(47	)(b)	20,960	3,246	(118	)(b)	3,128
Research and development expense	6,340	(58	)(c)	6,282	2,033	(84	)(c)	1,949
Acquired in-process research and development	54,900	(54,900	)(d)	—	—	—		—
Selling, general and administrative expense	58,337	(12,752	)(e)	45,585	28,960	(2,349	)(e)	26,611
Gain on settlement agreement	(29,900)	29,900	(f)	—	—	—		—
Amortization of intangible assets	27,060	(27,060	)(g)	—	2,540	(2,540	)(g)	—
Interest expense	(22,701)	(4,783	)(h)	(17,918)	(6,122)	(4,382	)(h)	(1,740)
Benefit from (provision for) income taxes	18,189	27,845	(i)	(9,656)	(57,222)	(57,222	)(i)	—
Net income/adjusted earnings	(30,667)	41,367	(j)	10,700	94,623	(80,261	)(j)	14,362

Explanation of adjustments

(a) Non-cash PDL royalty revenue of $0 and $146,956, and product sales benefit from product acquisitions of $488 and $0, for the three months ended December 31, 2015 and 2014, respectively

(b) Inventory step-up related to product acquisitions

(c) Stock-based compensation

(d) Cebranopodal license fee

(e) Horizon defense costs of $8,249 and $0, stock-based compensation of $4,461 and $2,349, contingent consideration of $42 and $0, for the three months ended in December 31, 2015 and 2014, respectively

(f) Gain related to settlement of Endo litigation

(g) Amortization of intangible assets

(h) Non-cash interest expense of $4,173 and $3,375, contingent consideration expense of $610 and $1,007, for three months ended December 31, 2015 and 2014, respectively

(i) Non-cash taxes

(j) Calculated by taking (a) minus sum of (b) through (i)

	Twelve Months Ended				Twelve Months Ended
	December 31, 2015				December 31, 2014
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Total revenues	342,735	9,977	(a)	352,712	405,009	(242,808	)(a)	162,201
Cost of sales	67,898	(6,044	)(b)	61,854	15,146	(5,010	)(b)	10,136
Research and development expense	17,541	(277	)(c)	17,264	7,116	(258	)(c)	6,858
Acquired in-process research and development	54,900	(54,900	)(d)	—	—	—		—
Selling, general and administrative expense	199,352	(22,115	)(e)	177,237	121,126	(9,076	)(e)	112,050
Gain on settlement agreement	(29,900)	29,900	(f)	—	—	—		—
Amortization of intangible assets	83,344	(83,344	)(g)	—	10,161	(10,161	)(g)	—
Interest expense	(73,436)	(17,937	)(h)	(55,499)	(9,275)	(6,572	)(h)	(2,703)
Non-cash interest expense on PDL Liability	—	—		—	(14,646)	(14,646	)(i)	—
Benefit from (provision for) income taxes	47,499	41,137	(j)	6,362	(81,346)	(81,346	)(j)	—
Net income/adjusted earnings	(75,738)	123,558	(k)	47,820	131,762	(115,738	)(k)	16,024

Explanation of adjustments

(a) Non-cash PDL royalty revenue of $0 and $242,808,  product sales benefit from product acquisitions of ($9,977) and $0, for the twelve months ended December 31, 2015 and 2014, respectively

(b) Inventory step-up related to product acquisitions, $1,094 non-cash PDL cost of sales

(c) Stock-based compensation

(d) Cebranopodal license fee

(e) Horizon defense costs of $11,869 and $0, stock-based compensation of $13,930 and $8,658, contingent consideration of ($3,684) and $418, for the twelve months ended in December 31, 2015 and 2014, respectively

(f) Gain related to settlement of Endo litigation

(g) Amortization of intangible assets

(h) Non-cash interest expense of $15,630 and $4,200, contingent consideration expense of $2,307 and $2,372, for twelve months ended December 31, 2015 and 2014, respectively

(i) Non-cash interest expense on PDL liability

(j) Non-cash taxes

(k) Calculated by taking (a) minus sum of (b) through (j)